UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2006 (December 13, 2006)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85253
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 13, 2006, the Board of Directors of EGPI Firecreek, Inc. (the “Company”) approved a resolution to amend the Company’s Articles of Incorporation to increase the authorized capital stock. On December 15, 2006 consenting shareholders owning approximately 52.57% of the Company’s Common Stock also approved this amendment to the Articles of Incorporation. Accordingly, the Certificate of Amendment to Articles of Incorporation of the Company was filed with the Secretary of State of Nevada on December 15, 2006, with an effective date of December 18, 2006.

As a result of this filing, the Company’s Articles of Incorporation were revised to increase the total authorized capital stock from 980,000,000 shares to 1,380,000,000 shares consisting of (i) 1,300,000,000 shares of voting common stock, $0.001 par value per share, (ii) 20,000,000 shares of non-voting common stock, $0.001 par value per share, which remains unchanged, and (iii) 60,000,000 shares of preferred stock, $0.001 par value per shares, which remains unchanged.

A copy of the Certificate of Amendment to Articles of Incorporation are filed herewith as Exhibit 3.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

3.1 Articles of Amendment to the Articles of Incorporation of EGPI Firecreek, Inc., formerly Energy Producers, Inc., filed December 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EGPI FIRECREEK, INC. (formerly Energy Producers, Inc.)
By:	/s/ Dennis R. Alexander Chairman and Chief Financial Officer

December 18, 2006